Exhibit 99.1

Triton International Announces Completion of Acquisition By Brookfield Infrastructure

HAMILTON, Bermuda—(Business Wire)—September 28, 2023—Triton International Limited (NYSE: TRTN) (“Triton” or the “Company”) today announced the completion of its acquisition by Brookfield Infrastructure Partners L.P. (“BIP”) (NYSE: BIP, TSX: BIP.UN), through its subsidiary Brookfield Infrastructure Corporation (“BIPC”) and its institutional partners (collectively, “Brookfield Infrastructure”).

The Company will continue to operate under the Triton name, maintain its global presence, and be led by Chief Executive Officer Brian M. Sondey and its current executive leadership team.

“Today marks an exciting new chapter for Triton. This transaction provides significant value to our shareholders, and with the support and resources of Brookfield Infrastructure we will be even better positioned to build on our strong foundation as a leader in our industry,” Mr. Sondey stated. “Brookfield Infrastructure is an ideal partner for Triton’s next phase of growth.”

In connection with the completion of the acquisition, as previously announced, Triton common shareholders were entitled to receive per share consideration equal in value to $68.50 in cash and 0.3895 BIPC class A exchangeable shares (“BIPC Shares”) based on the volume-weighted average sales price per BIPC Share on the New York Stock Exchange (“NYSE”) over the ten consecutive trading days ending on September 26, 2023. Following the completion of the acquisition, Triton’s common shares have ceased trading on the NYSE and will no longer be listed on any public market. As previously announced, following the closing, Triton’s preference shares remain outstanding and entitled to the same dividends and other preferences and privileges that they previously had, with the preference share dividends remaining an obligation of Triton. The preference shares continue to be listed on the NYSE following the closing.

About Triton International Limited

Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of over 7 million twenty-foot equivalent units (“TEU”), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; disruption from the transaction making it more difficult to maintain business and operational relationships; continued availability of capital and financing and rating agency actions; disruptions in the financial markets; risks related to diverting management’s attention from Triton’s ongoing business operation; other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; customers’ decisions to buy rather than lease containers; increases in the cost of repairing and storing Triton’s off-hire containers; Triton’s dependence on a limited number of customers and suppliers; customer defaults; decreases in the selling prices of used containers; the impact of future global pandemics on Triton’s business and financial results; risks resulting from the political and economic policies of the United States and other countries, particularly China, including, but not limited to, the impact of trade wars, duties, tariffs or geo-political conflict; risks stemming from the international nature of Triton’s business, including global and regional economic conditions, including inflation and attempts to control inflation, and geopolitical risks such as the ongoing war in Ukraine; extensive competition in the container leasing industry and developments thereto; decreases in demand for international trade; disruption to Triton’s operations from failures of, or attacks on, Triton’s information technology systems; disruption to Triton’s operations as a result of natural disasters; compliance with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and anti-corruption; the availability and cost of capital; restrictions imposed by the terms of Triton’s debt agreements; and changes in tax laws in Bermuda, the United States and other countries.

These risks, as well as other risks and uncertainties are contained in Triton’s, BIP’s and BIPC’s filings with the SEC, all of which are available at https://sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Triton, BIP and BIPC assume no obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. Triton, BIP and BIPC do not give any assurance that they will achieve their expectations.

Contact

For Triton:

Media	Investor Relations

Lisa Friedman	Andrew Kohl

Senior Managing Director Teneo	Vice President Corporate Strategy & Investor Relations

Tel: +1 (347) 714-4675	Tel: +1 (914) 697-2900

Email: lisa.friedman@teneo.com	Email: akohl@trtn.com